Exhibit 21.1

SUBSIDIARY LIST (BY JURISDICTION)

California

Bay Rincon, LP

San Francisco Bay Partners II, Ltd.

Connecticut

Bronxville West, LLC

Forestbroad LLC

Smithtown Galleria Associates Limited Partnership

Town Close Associates Limited Partnership

Delaware

AIV I, LLC

Alameda Financing, L.P.

AMP Apartments, LLC

AMP Apartments Subtenant, LLC

AMV I, LLC

AMV II, LLC

AMV III, LLC

AMV IV, LLC

Aria at Hathorne Hill, LLC

Aria at Laurel Hill, LLC

Arlington Square Financing, LLC

Avalon 55 Ninth, LLC

Avalon 57, LLC

Avalon Anaheim Stadium, L.P.

Avalon Arboretum, L.P.

Avalon at 318 I Street, LLC

Avalon at Ballston, LLC

Avalon at Diamond Heights, L.P.

Avalon at Dublin Station, L.P.

Avalon at Florham Park, LLC

Avalon at Mission Bay III, L.P.

Avalon at Pacific Bay, L.P.

Avalon at Providence Park, LLC

Avalon Ballard, LLC

Avalon Belltown, LLC

Avalon Brandemoor II, LLC

Avalon California Value I, LLC

Avalon California Value II, LLC

Avalon California Value III, LLC

Avalon California Value IV, LLC

Avalon California Value V, LLC

Avalon California Value VI, LLC

Avalon California Value VII, LLC

Avalon California Value VIII, LLC

Avalon Clark and Polk, LLC

Avalon Del Rey Apartments, LLC

Avalon DownREIT V, L.P.

Avalon Encino, L.P.

Avalon Exeter, LLC

Avalon Fair Lakes, LLC

Avalon Fashion Valley, L.P.

Avalon Gold, LLC

Avalon Green II, LLC

Avalon Grosvenor, L.P.

Avalon HV Manager, LLC

Avalon II California Value I, L.P.

Avalon II California Value II, L.P.

Avalon II California Value III, L.P.

Avalon II California Value IV, L.P.

Avalon II Maryland Value I, L.P.

Avalon II Maryland Value II, L.P.

Avalon II Maryland Value III, L.P.

Avalon II Maryland Value IV, L.P.

Avalon II Massachusetts Value I, L.P.

Avalon II New Jersey Value I, L.P.

Avalon II New Jersey Value II, L.P.

Avalon II Virginia Value I, L.P.

Avalon II Washington Value I, L.P.

Avalon Illinois Value I, LLC

Avalon Illinois Value II, LLC

Avalon Illinois Value III, LLC

Avalon Irvine, L.P.

Avalon Lowlands, LLC

Avalon Lyndhurst, LLC

Avalon Maryland Value I, LLC

Avalon Maryland Value II, LLC

Avalon Maryland Value III, LLC

Avalon Massachusetts Value I, LLC

Avalon Massachusetts Value II, LLC

Avalon Milazzo, L.P.

Avalon Morrison Park, LLC

Avalon Mosaic, LLC

Avalon Mosaic II, LLC

Avalon New Jersey Urban Renewal Entity I, LLC

Avalon New Jersey Value II, LLC

Avalon New Rochelle II, LLC

Avalon New York Value I, LLC

Avalon Newport, L.P.

Avalon Norden Place, LLC

Avalon North Bergen, LLC

Avalon Ocean Avenue, L.P.

Avalon Oyster, LLC

Avalon Park Crest, LLC

Avalon Queen Anne, LLC

Avalon Rancho Vallecitos, L.P.

Avalon Riverview I, LLC

Avalon Riverview North, LLC

Avalon Run, LLC

Avalon Shelton III, LLC

Avalon Shipyard, LLC

Avalon Stuart, LLC

Avalon Tinton Falls, LLC

Avalon Towers Bellevue, LLC

Avalon Union City, L.P.

Avalon University District, LLC

Avalon Upper Falls Limited Partnership

Avalon Upper Falls, LLC

Avalon Villa Bonita, L.P.

Avalon Villa San Dimas, L.P.

Avalon Watch, LLC

Avalon West Chelsea, LLC

Avalon West Long Branch, LLC

Avalon WFS, LLC

Avalon Willoughby West, LLC

Avalon Wilshire, L.P.

Avalon Winbrook Redevelopment, LLC

Avalon Woodland Hills, L.P.

Avalon WP I, LLC

Avalon WP II, LLC

Avalon WP III, LLC

Avalon WP IV, LLC

Avalon WP V, LLC

Avalon WP VI, LLC

AvalonBay Capital Management II, LLC

AvalonBay Fund II Subsidiary GP, LLC

AvalonBay Trade Zone Village, LLC

AvalonBay VAF Acquisition, LLC

AvalonBay VAF II Acquisition, LLC

AvalonBay Value Added Fund, L.P.

AvalonBay Value Added Fund II, L.P.

AvalonBay Value Added Fund II Feeder, L.P.

AvalonBay Value Added REIT II, L.P.

AVB Manager II, LLC

Bay Countrybrook L.P.

Bay Pacific Northwest, L.P.

Bellevue Financing, LLC

Bowery Place I Low-Income Operator, LLC

Bowery Place I Manager, LLC

Briarwood Borrower, LLLP

Cameron Court Financing, LLC

Centerpoint Master Tenant LLC

Chrystie Venture Partners, LLC

Crescent Financing, LLC

Crest Financing, L.P.

CVP I, LLC

CVP II, LLC

CVP III, LLC

Danvers FS Site, LLC

Darien Financing, LLC

Downtown Manhattan Residential LLC

Edgewater Financing, LLC

ER Cedar, L.L.C.

Fairfax Towers Financing, L.P.

Freehold Financing, LLC

Gables Rothbury Borrower, LLLP

Garden City Apartments, LLC

Garden City Duplex, LLC

Garden City SF, LLC

Garden City Townhomes, LLC

Gardens Financing, LLC

Gates Financing, LLC

Glen Cove Development LLC

Glen Cove II Development LLC

Harbor Financing, LLC

Hathorne FS Holdings, LLC

Hayes Valley, LLC

Jones Road Residential, LLC

Laurel Hill Private Sewer Treatment Facility, LLC

Mark Pasadena Financing, L.P.

Mission Bay North Financing, L.P.

MVP I, LLC

North Bergen Residential Urban Renewal, LLC

North Bergen Retail Urban Renewal, LLC

Norwalk Retail, LLC

Oak Road Office, LLC

PHVP I, LP

PHVP I GP, LLC

Pleasant Hill Manager, LLC

Pleasant Hill Transit Village Associates LLC

Roselle Park Urban Renewal, LLC

Roselle Park VP, LLC

Run East II Financing, LLC

Shady Grove Road Financing, LLC

Silicon Valley Financing, LLC

Tysons West, LLC

Valet Waste Holdings, Inc.

Wesmont Station Residential I Urban Renewal, LLC

Wesmont Station Residential II Urban Renewal, LLC

Wesmont Station Retail I Urban Renewal, LLC

Wesmont Station Retail II Urban Renewal, LLC

West Chelsea Transaction, LLC

Wharton Urban Renewal, LLC

Woburn Financing, LLC

District of Columbia

4100 Massachusetts Avenue Associates, L.P.

Maryland

Avalon 4100 Massachusetts Avenue, Inc.

Avalon Acton, Inc.

Avalon at Chestnut Hill, Inc.

Avalon at Great Meadow, Inc.

Avalon at St. Clare, Inc.

Avalon BFG, Inc.

Avalon Blue Hills, Inc.

Avalon Canton, Inc.

Avalon Chase Glen, Inc.

Avalon Chase Grove, Inc.

Avalon Cohasset, Inc.

Avalon Collateral, Inc.

Avalon Commons, Inc.

Avalon Decoverly, Inc.

Avalon DownREIT V, Inc.

Avalon Fairway Hills I Associates

Avalon Fairway Hills II Associates

Avalon Fairway II, Inc.

Avalon Grosvenor LLC

Avalon Hingham PM, Inc.

Avalon Natick, Inc.

Avalon Oaks, Inc.

Avalon Oaks West, Inc.

Avalon Promenade, Inc.

Avalon Rock Spring Associates, LLC

Avalon Sharon, Inc.

Avalon Symphony Woods, Inc.

Avalon Twinbrook Station, Inc.

Avalon Upper Falls Limited Dividend Corporation

Avalon Village North, Inc.

Avalon Village South, Inc.

AvalonBay Arna Valley, Inc.

AvalonBay Assembly Row TRS, Inc.

AvalonBay Capital Management, Inc.

AvalonBay Construction Services, Inc.

AvalonBay Grosvenor, Inc.

AvalonBay NYC Development, Inc.

AvalonBay Orchards, Inc.

AvalonBay Shrewsbury, Inc.

AvalonBay Traville, LLC

AvalonBay Value Added Fund, Inc.

AVB Development Transactions, Inc.

AVB Northborough, Inc.

AVB Pleasant Hill TRS, Inc.

AVB Service Provider, Inc.

Bay Asset Group, Inc.

Bay Development Partners, Inc.

Bay GP, Inc.

Bay Waterford, Inc.

California Multiple Financing, Inc.

Centerpoint Tower LLC

Centerpoint Garage LLC

Centerpoint Eutaw/Howard Holdings LLC

Centerpoint Development II LLC

Centerpoint Howard LLC

Centerpoint Eutaw LLC

Centerpoint Tower/Garage Holdings LLC

Georgia Avenue, Inc.

JP Construction in Milford, Inc.

Juanita Construction, Inc.

Lexington Ridge-Avalon, Inc.

Massachusetts

AvalonBay BFG Limited Partnership

Hingham Shipyard East Property Owners Association, Inc.

New Jersey

Town Cove Jersey City Urban Renewal, Inc.

Town Run Associates

New York

Avalon Huntington Former S Corp

Virginia

Arna Valley View Limited Partnership

Avalon Decoverly Associates Limited Partnership